UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment Number 1 to

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

LANGUAGE ARTS CORP.
(Exact name of registrant as specified in its charter)

Nevada	5961	46-2681687
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box El Dorado
0819-11689
Panama, Republic de Panama
(+1407) 374-1407
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nascent Group, Inc.
1000 N. Green Valley Pkwy, #440-484
Henderson, NV 89074
(702) 879-8565
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Randall V. Brumbaugh, Esq.
417 W. Foothill Blvd., B-175
Glendora, CA 91741
(626) 335-7750

Approximate date of proposed sale to the public: Not applicable.

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If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. ☐

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company [X]

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LANGUAGE ARTS CORP.

DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (the “Registration Statement”) of Language Arts Corp., File No. 333-189030, pertaining to the registration of up to 5,000,000 shares of common stock for sale by the Company at $0.01 per share.  The Registration Statement was effective on August 22, 2013.  All required filing fees were paid at the time of filing the original Registration Statement.  The Company has sold a total of 3,500,000 shares to investors.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration 1,500,000 shares of its common stock that were registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Panama, Republic of Panama, on April 14, 2014.

LANGUAGE ARTS CORP.
(Registrant)

By: /s/ Maria del Pilar Jaen
Maria del Pilar Jaen
President